                                                                   EXHIBIT 11.01

SYMANTEC CORPORATION
COMPUTATION OF NET INCOME PER SHARE


                                                                                   Three Months Ended June 30,
                                                                                   ---------------------------
(In thousands, except per share data)                                                    1996             1995
- ------------------------------------------------------------                       ----------       ----------
PRIMARY NET INCOME PER SHARE
     Net income                                                                    $    3,035       $    6,866
                                                                                   ----------       ----------
                                                                                   ----------       ----------
     Weighted average number of common
         shares outstanding during the period                                          53,962           51,569
     Shares issuable from assumed exercise
         of options                                                                     1,170            2,918
                                                                                   ----------       ----------
     Common and common stock equivalent shares
         outstanding for purpose of calculating
         primary net income per share                                                  55,132           54,487
                                                                                   ----------       ----------
                                                                                   ----------       ----------
     Primary net income per share                                                  $     0.06       $     0.13
                                                                                   ----------       ----------
                                                                                   ----------       ----------

FULLY DILUTED NET INCOME PER SHARE
     Net income                                                                    $    3,035       $    6,866
     Interest on assumed conversion of convertible
         subordinated debentures, and assumed
         repayment of short-term and long-term
         borrowings and investment in U.S.
         government securities, net of income
         tax effect                                                                        --              170
                                                                                   ----------       ----------
     Net income, as adjusted                                                       $    3,035       $    7,036
                                                                                   ----------       ----------
                                                                                   ----------       ----------
     Weighted average number of common
         shares outstanding during the period                                          53,962           51,569
     Shares issuable from assumed exercise
         of options                                                                     1,170            3,477
     Shares issuable from assumed conversion
         of convertible subordinated debentures                                            --            1,250
                                                                                   ----------       ----------
     Total shares for purpose of calculating
         fully diluted net income per share                                            55,132           56,296
                                                                                   ----------       ----------
                                                                                   ----------       ----------
     Fully diluted net income per share                                            $     0.06       $     0.12
                                                                                   ----------       ----------
                                                                                   ----------       ----------